SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  December 13, 1995
(Date of earliest event reported)

Commission File No. 33-68032

The Prudential Home Mortgage Securities Company, Inc.

     Delaware                          43-1490160
 (State of Incorporation)             (I.R.S. Employer Identification No.)

5325 Spectrum Drive, Frederick, Maryland             21701
Address of principal executive offices             (Zip Code)

    (301) 846-8199
    Registrant's Telephone Number, including area code

(Former name, former address and former fiscal year, if changed since last report)

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ITEM 5.    Other Events
On December 13, 1995, The Prudential Home Mortgage Securities Company, Inc., a Delaware corporation (the "Registrant"), sold Mortgage Pass-Through Certificates, Series 1993-58, Class A-10 (the "Offered Certificates"). The Offered Certificates, together with the other Subclasses of Class A Certificates (designated as the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-R and Class A-LR Certificates) and the Class B Certificates were originally issued on December 10, 1993 pursuant to a Pooling and Servicing Agreement, dated as of December 17, 1993 (the "Pooling and Servicing Agreement"), among the Registrant, The Prudential Home Mortgage Company, Inc., as servicer (the "Servicer" or "PHMC"), and First Trust National Association, as trustee (the "Trustee"). The Pooling and Servicing Agreement was amended by Amendment No. 1 dated as of December 13, 1995 (the "Amendment"), a copy of which Amendment is filed as an exhibit hereto. The primary purpose of the Amendment was to remove certain transfer restrictions on the Offered Certificates and to change the minimum denominations in which such Offered Certificates could be issued.

Interest on the Offered Certificates is distributed on each Distribution Date (as defined in the Pooling and Servicing Agreement). The initial principal balance of the Offered Certificates was $1,000.00. Distributions of interest on any Distribution Date are made to the extent that the Pool Distribution Amount (as defined in the Pooling and Servicing Agreement) is sufficient therefor.
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ITEM 7.      Financial Statements and Exhibits

  (c) Exhibits

Item 601(a)
of Regulation S-K

Exhibit No.      Description
    (EX-4)       Amendment No. 1 to the Pooling and Servicing Agreement dated as of December 13, 1995, among The Prudential Home Mortgage
                 Securities Company, Inc., The Prudential Home Mortgage Company,
                 Inc., and First Trust National Association, as trustee.
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Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRUDENTIAL HOME MORTGAGE
    SECURITIES COMPANY, INC.

December 13, 1995
By:_/s/ M. Kathryn Gray____________________
    M. Kathryn Gray
    Vice President

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INDEX TO EXHIBITS

Exhibit No.    Description                                      Paper (P)
or Electronic(E)

   (EX-4)      Amendment No. 1 to the Pooling and Servicing             E
               Agreement dated as of December 13, 1995 among The Prudential Home Mortgage Securities Company,
               Inc., The Prudential Home Mortgage Company, Inc., and First Trust National Association, as trustee.